                                                                   EXHIBIT 10.21


                      RAGEN MACKENZIE GROUP INCORPORATED

                          DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE I      PURPOSE                                                      1

ARTICLE II     DEFINITIONS                                                  1

               2.1   Account Earnings                                       1
               2.2   Beneficiary                                            1
               2.3   Cause                                                  1
               2.4   Committee                                              1
               2.5   Common Stock                                           1
               2.6   Company                                                2
               2.7   Compensation                                           2
               2.8   Corporate Transaction                                  2
               2.9   Deferral Commitment                                    2
               2.10  Deferral Period                                        3
               2.11  Determination Date                                     3
               2.12  Disability                                             3
               2.13  Earnings Index                                         3
               2.14  Elective Deferral Account                              3
               2.15  Elective Deferred Compensation                         4
               2.16  Participant                                            4
               2.17  Participation Agreement                                4
               2.18  Plan Benefit                                           4

ARTICLE III    PARTICIPATION AND DEFERRAL COMMITMENTS                       4

               3.1   Eligibility and Participation                          4
               3.2   Form of Deferral                                       5
               3.3   Limitations on Deferral Commitments                    5
               3.4   Modification of Deferral Commitment                    5

ARTICLE IV     DEFERRED COMPENSATION ACCOUNTS                               5

               4.1   Accounts                                               5
               4.2   Elective Deferred Compensation                         6
               4.3   Allocation of Elective Deferred Compensation           6
               4.4   Crediting of Earnings                                  7
               4.5   Determination of Accounts                              7
               4.6   Vesting of Accounts                                    7
               4.7   Statement of Accounts                                  8

                               TABLE OF CONTENTS
                                  (Continued)

                                                                          PAGE
                                                                          ----

ARTICLE V      PLAN BENEFITS                                                8

               5.1    Distributions Prior to Termination of Employment      8
               5.2    Distributions Following Termination of Employment     8
               5.3    Form of Benefit Payment                               8
               5.4    Method of Benefit Payment                             8
               5.5    Commencement of Deferral Payment                      9
               5.6    Changing Pay-out Election                             9
               5.7    Withholding for Taxes                                 9
               5.8    Valuation and Settlement                              9
               5.9    Payment to Guardian                                  10


ARTICLE VI     BENEFICIARY DESIGNATION                                     10

               6.1    Beneficiary Designation                              10
               6.2    Changing Beneficiary                                 10
               6.3    Community Property                                   10
               6.4    No Beneficiary Designation                           11


ARTICLE VII     ADMINISTRATION                                             12

               7.1    Committee; Duties                                    12
               7.2    Agents                                               12
               7.3    Binding Effect of Decisions                          12
               7.4    Indemnity of  Committee                              12


ARTICLE VIII   CLAIMS PROCEDURE                                            12

               8.1    Claim                                                12
               8.2    Review of Claim                                      13
               8.3    Notice of Denial of Claim                            13
               8.4    Reconsideration of Denied Claim                      13
               8.5    Company to Supply Information                        14

                              TABLE OF CONTENTS
                                  (Continued)

                                                                          PAGE
                                                                          ----

ARTICLE IX     AMENDMENT AND TERMINATION OF PLAN                           14

               9.1    Amendment                                            14
               9.2    Company's Right to Terminate                         14


ARTICLE X      MISCELLANEOUS                                               15

               10.1   Unfunded Plan                                        15
               10.2   Unsecured General Creditor                           15
               10.3   Trust Fund                                           15
               10.4   Nonassignability                                     16
               10.5   Not a Contract of Employment                         16
               10.6   Protective Provisions                                16
               10.7   Governing Law                                        16
               10.8   Validity                                             17
               10.9   Notice                                               17
               10.10  Successors                                           17

                      RAGEN MACKENZIE GROUP INCORPORATED

                          DEFERRED COMPENSATION PLAN


                                   ARTICLE I

                                    PURPOSE

     The purpose of this Deferred Compensation Plan (the "Plan") is to provide current tax planning opportunities as well as supplemental funds for the retirement of certain select key employees of Ragen MacKenzie Group Incorporated (the "Company"). The Plan shall be in addition to existing deferred compensation plans and arrangements maintained by the Company. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability. This Plan shall be effective as of July 15, 1998.

                                  ARTICLE II

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

     2.1  Account Earnings.  "Account Earnings" means the amount to be credited
          ----------------
to the Participant's Elective Deferral Account pursuant to Section 4.4.

     2.2  Beneficiary.  "Beneficiary" means the person, persons or entity
          -----------
entitled under Article VI to receive any Plan benefits payable after a Participant's death.

     2.3  Cause.  "Cause" means a reportable matter under Section 13, 14, or 15
          -----
of Form U-5 Uniform Termination Notice (or equivalent sections of its successor notice) or other misconduct or disclosure of confidential information.

     2.4  Committee.  " Committee" means the Compensation Committee of the
          ---------
Company's Board of Directors (the Board). The Committee shall be responsible for the administration of the Plan.

     2.5  Common Stock.  "Common Stock" means the Common Stock, par value $.01
          ------------
per share, of the Company.

Deferred Compensation Plan                                                Page 1

     2.6  Company.  "Company" means Ragen MacKenzie Group Incorporated or any
          -------
successor to the business thereof, and any affiliated or subsidiary corporations designated by the Committee.

     2.7  Compensation.  "Compensation" means regular cash compensation,
          ------------
including cash bonuses and commissions, but excluding severance pay, relocation bonuses, payments in lieu of vacation, sick leave, or any other special payments.

     2.8  Corporate Transaction.  "Corporate Transaction" means any of the
          ---------------------
following events:

     (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

     (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended) of the Company;

     (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

     (d)  Acquisition by a person, within the meaning of Section 3(a)(9) or of
Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

     2.9  Deferral Commitment.  "Deferral Commitment" means an election to defer
          -------------------
Compensation made by a Participant pursuant to Article III and for which a separate Participation Agreement has been submitted by the Participant to the Committee.

Deferred Compensation Plan                                                Page 2

     2.10  Deferral Period.  "Deferral Period" means the period over which a
           ---------------
Participant has elected to defer a portion of his or her Compensation. The periods from January 1 through June 30 and July 1 through December 31 of each year shall be separate Deferral Periods; provided, however, that the Initial Deferral Period shall begin on the later of the closing date of the Company's initial public offering, or on an administratively feasible date to be determined by the Company.

     2.11  Determination Date.  "Determination date" means the last business day
           ------------------
of each Deferral Period.

     2.12  Disability.  "Disability" means a mental or physical impairment of
           ----------
the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of Disability to the Committee.

     2.13   Earnings Index.  "Earnings Index" means the portfolio, fund, or
           --------------
security selected by the Committee to be used as an index in calculating Account Earnings. Each Earnings Index shall be a phantom investment fund which shall be credited with earnings (whether gain or loss), dividends, and interest according to the performance of the actual fund, portfolio, or security. The Committee shall initially offer two Earnings Indices under the Plan: Ragen MacKenzie Group Incorporated common stock (the "Company Stock Index") and short-term U.S. Treasury securities (the "Treasury Index"). The Company Stock Indices shall be denominated in units, each unit representing one share of Common Stock. The Treasury Index shall be denominated in units, where each unit represents $1 par value of short-term U.S. Treasury Notes.

     2.14  Elective Deferral Account (or "Account").  "Elective Deferral
           ----------------------------------------
Account" (or "Account") means the Account maintained by the Company in accordance with Article IV with respect to any elective deferral of Compensation pursuant to Section 4.2 of the Plan. A

Deferred Compensation Plan                                               Page 3

Participant's Elective Deferral Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to the Plan. A Participant's Elective Deferral Account shall not constitute or be treated as a trust fund of any kind.

     2.15  Elective Deferred Compensation.  "Elective Deferred Compensation"
           ------------------------------
means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

     2.16  Participant.  "Participant" means any individual who is participating
           -----------
or has participated in this Plan as provided in Article III.

     2.17  Participation Agreement.  "Participation Agreement" means the
           -----------------------
agreement submitted by a Participant to the Committee prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

     2.18  Plan Benefit.  "Plan Benefit" means the benefit payable to a
           ------------
Participant as calculated in Article V.

                                  ARTICLE III

                    PARTICIPATION AND DEFERRAL COMMITMENTS

     3.1  Eligibility and Participation.
          -----------------------------

          (a)  Eligibility.  An employee of the Company shall be eligible to
               -----------
     participate in this Plan if the employee earned Compensation greater than or equal to $100,000 in the immediately preceding calendar year. Employee's who are employed for less than a full calendar year shall have their Compensation annualized when determining their eligibility to participate for the following year. New employees and other key employees shall be eligible to participate at the discretion of the Committee.

          (b)  Participation.  An eligible employee may elect to participate in
               -------------
     the Plan with respect to a Deferral Period by submitting a Participation Agreement to the Committee by the June 15 and December 15 immediately preceding the next Deferral Period; provided, however, that Participants, may submit a Participation Agreement with respect to the Initial Deferral Period by a date to be established by the Company.

Deferred Compensation Plan                                               Page 4

     Failure to timely submit a separate Participation Agreement with respect to a Deferral Period will preclude participation in the Plan for that Deferral Period.

          (c)  Part-Year Participation.  In the event that an employee first
               -----------------------
     becomes eligible to participate during a Deferral Period, the Participant shall be allowed to enter the Plan at the beginning of the following Deferral Period by submitting a Participation Agreement as required by
     Section 3.1(b).

     3.2  Form of Deferral.   Deferral Commitments shall be stated in the
          ----------------
Participation Agreement as a percentage of Compensation to be paid to the Participant during a Deferral Period.

     3.3  Limitations on Deferral Commitments. The minimum Deferral Commitment
          -----------------------------------
shall be two percent (2%). The maximum Deferral Commitment shall be determined by reference to the following table:

       Prior Calendar Year Compensation        Maximum Deferral Percentage
     ------------------------------------      ---------------------------
      greater than, or equal to, $500,000                  25.0%

            $400,000 - 499,999                             22.5%

            $300,000 - 399,999                             20.0%

            $200,000 - 299,999                             17.5%

      less than, or equal to, 199,999                      15.0%

The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment entered into prior to the Committee's action.

     3.4  Modification of Deferral Commitment.  A Deferral Commitment shall be
          -----------------------------------
irrevocable for the Deferral Period to which it applies.

                                  ARTICLE IV

                        DEFERRED COMPENSATION ACCOUNTS

     4.1  Accounts.   Separate Accounts shall be maintained for each Participant
          --------
to reflect their Elective Deferral Account. Separate sub-accounts shall be maintained to the

Deferred Compensation Plan                                               Page 5
extent necessary to properly reflect investment elections, total vested or nonvested Account balances, or elections regarding time and form of payment.

     4.2  Elective Deferred Compensation.  A Participant's Elective Deferred
          ------------------------------
Compensation shall be credited to the Participant's Elective Deferral Account as the corresponding nondeferred portion of the Participant's Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess reducing the Elective Deferred Compensation.

     4.3  Allocation of Elective Deferred Compensation.  A Participant shall
          --------------------------------------------
allocate the Elective Deferred Compensation between the Earnings Indices provided by the Committee. Allocation elections shall be made in the Participation Agreement in whole percentage increments and shall be irrevocable on December 15 and June 15 of the then applicable Deferral Period. The Participant's Elective Deferred Compensation shall be accumulated without interest and allocated each July 1 and January 1 to the Earnings Indices elected by the Participant. Allocations to the Company Stock Index and Treasury Index shall be credited with a number of units determined by dividing the Elective Deferred Compensation corresponding to each Earnings Index by the average closing price of the Common Stock and short-term U.S. Treasury securities during the five (5) trading days preceding the allocation date less the applicable discount. The discount shall be based upon the Participant's Compensation during the prior calendar year and is determined according to the following schedule:

       Prior Calendar Year Compensation            Discount Percentage
     ------------------------------------          -------------------
     greater than, or equal to, $500,000                   25.0%

            $400,000 - 499,999                             22.5%

            $300,000 - 399,999                             20.0%

            $200,000 - 299,999                             17.5%

     less than, or equal to, 199,999                       15.0%

Deferred Compensation Plan                                               Page 6

The Committee may change the discount from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment entered into prior to the Committee's action.

     The number of units in the portion of the Elective Deferral Account which is allocated to the Company Stock Index shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in the Common Stock.

     4.4  Crediting of Earnings.   The Account of each Participant shall be
          ----------------------
credited with earnings as if such account held actual assets and those assets were allocated among such Earnings Indices as the Participant elected pursuant to Section 4.3.

     4.5  Determination of Accounts.  Each Participant's Elective Deferral
          -------------------------
Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, plus (i) additional Elective Deferred Compensation credited during the current Deferral Period, and
(ii) the applicable Account Earnings, minus the amount of any distributions made since the immediately preceding Determination Date.

     4.6  Vesting of Accounts.  Each Participant shall be 100% vested in the
          -------------------
amounts credited to such Participant's Account and earnings thereon two years after the last day of the Deferral Period during which the Elective Deferred Compensation was credited to the Participant's Account. In the event the Participant (i) is involuntarily terminated during the two-year vesting period for any reason other than Cause, or (ii) terminates employment during the two-year vesting period due to retirement at or after age 65, Disability, or death, then the unvested portion of the Participant's Account shall immediately become 100% vested. In the event the Participant is involuntarily terminated for Cause or voluntarily terminates employment with the Company prior to the expiration of the two-year vesting period, the unvested portion of the Participant's Account, including any Account Earnings thereon, shall be forfeited and no benefit will be payable to the Participant with respect thereto. Notwithstanding the foregoing, in the event of any Corporate Transaction during the two-year vesting period, each Participant's Account shall immediately become 100% vested.

Deferred Compensation Plan                                               Page 7

     4.7  Statement of Accounts.  The  Committee shall submit to each
          ---------------------
Participant, within ninety (90) days after the close of each calendar year and at such other time as determined by the Committee, a statement setting forth the balance to the credit of the Elective Deferral Account maintained for a Participant.

                                   ARTICLE V

                                 PLAN BENEFITS

     5.1  Distributions Prior to Termination of Employment.   A Participant may
          ------------------------------------------------
elect to receive payment prior to termination of employment of the portion of the Participant's vested Account attributable to amounts deferred during a
Deferral Period.   Such payment will take place at the time specified in the
Participation Agreement filed with respect to the corresponding Deferral Period. Each Participation Agreement filed with the Company may provide a different date for pre-termination payments. Any distribution pursuant to this section shall be payable in a lump sum within thirty (30) days of the date specified in the Participation Agreement.

     5.2  Distributions Following Termination of Employment.  Upon a
          -------------------------------------------------
Participant's termination of employment with Company for any reason, including death, Disability, or retirement at or after age 65, the Company shall pay the Participant or, in the case of death, the Participant's Beneficiary, benefits equal to the vested balance in the Participant's Elective Deferral Account.

     5.3  Form of Benefit Payment.  All benefits paid under this plan shall be
          -----------------------
paid in the form of Company Stock or cash. That portion of the Elective Deferral Account which is allocated to the Company Stock Index shall be paid in Common Stock, which shall be issued under the Company's 1998 Stock Incentive Compensation Plan. That portion of the Elective Deferral Account which is allocated to the Treasury Index shall be paid in cash.

     5.4  Method of Benefit Payment
          --------------------------

          (a)  Termination.  Subject to Section 5.4(b), benefits shall be paid
               -----------
     according to the method selected by the Participant at the time of the Deferral

Deferred Compensation Plan                                               Page 8

     Commitment. The method of payment elected in a Participation Agreement shall control with regard to the portion of the Account attributable to the corresponding Deferral Period for which the Participation Agreement was filed. Payment options include:

               (i)    A lump sum payment, or
               (ii) Substantially equal annual installments of the Elective Deferral Account over a period of five (5), ten (10), or fifteen (15)
     years.   Account Earnings shall continue to accrue during the payment period on the unpaid Account balance.

          (b)  Small Account(s).  Notwithstanding Section 5.4(a), if a
               ----------------
     terminated Participant's Elective Deferral Account is under five thousand dollars ($5,000) on a Determination Date, the Elective Deferral Account shall be paid in a lump sum.

          (c)  Termination Due to Death.  Upon the death of a Participant, the
               ------------------------
  Company shall pay to the Participant's Beneficiary an amount equal to the remaining unpaid balance of the Participant's Elective Deferral Account in a lump sum.

     5.5  Commencement of Benefit Payment.   Payment of benefits shall commence
          -------------------------------
as soon as practical after termination of employment but in no case more than ninety (90) days after termination.

     5.6  Changing Pay-out Election.   A Participant may change the method of
          -------------------------
benefit payment or the timing of benefit commencement with the consent of the Committee. In no case may a Participant change such elections in the 12 months preceding termination of employment. Any change in election filed with the Committee during the 12 month-period preceding termination shall be ineffective and reference shall be made to the prior election form.

     5.7  Withholding for Taxes.  To the extent required by the law in effect at
          ---------------------
the time payments are made, the Company shall withhold from the benefit payments made hereunder any taxes required to be withheld by the federal or any state or local government.

     5.8  Valuation and Settlement.  The amount of a lump sum payment and the
          ------------------------
initial amount of installments shall be based on the value of the Participant's Accounts on the last

Deferred Compensation Plan                                               Page 9

Determination Date coincident with or preceding the Participant's termination of employment.

     5.9  Payment to Guardian.  The  Committee may direct payment to the duly
          -------------------
appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Committee may, in its sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

                                  ARTICLE VI

                            BENEFICIARY DESIGNATION

     6.1  Beneficiary Designation.  Subject to Section 6.3, each Participant
          -----------------------
shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's Accounts. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

     6.2  Changing Beneficiary.  Subject to Section 6.3, any Beneficiary
          --------------------
designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

     6.3  Community Property.  If the Participant resides in a community
          ------------------
property state, the following rules shall apply:

          (a) Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the spouse cannot be located.

Deferred Compensation Plan                                               Page 10

          (b) A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.3(a) by the filing of a new designation with the Committee.

          (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

               (i) If the Participant is married at the time of death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in
          Section 6.3(a).

               (ii) If the Participant is unmarried at the time of death but was married when the designation was made:

                      a) The designation shall be void if the spouse was named as Beneficiary.

                      b) The designation shall remain valid if a nonspouse Beneficiary was named.

               (iii) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

     6.4  No Beneficiary Designation.  If any Participant fails to designate a
          --------------------------
Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's Accounts, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

          (a)  The Participant's spouse;

          (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

          (c)  The Participant's estate.

Deferred Compensation Plan                                               Page 11

                                  ARTICLE VII

                                ADMINISTRATION

     7.1  Committee; Duties.  This Plan shall be administered by the
          ------------------
Committee. The Committee shall have the authority to amend or terminate the Plan, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise. A majority vote of the Committee members shall control any decision.

     7.2  Agents.  The Committee may, from time to time, employ agents and
          ------
delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

     7.3  Binding Effect of Decisions.  The decision or action of the Committee
          ---------------------------
with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

     7.4  Indemnity of  Committee.  The Company shall indemnify and hold
          -----------------------
harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Committee, except in the case of gross negligence or willful misconduct.

                                 ARTICLE VIII

                               CLAIMS PROCEDURE

     8.1  Claim.  The Committee shall establish rules and procedures to be
          -----
followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee.

Deferred Compensation Plan                                               Page 12

     8.2  Review of Claim.  The Committee shall review all claims for benefits.
          ---------------
Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety
(90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

     8.3  Notice of Denial of Claim.  In the event that any Participant,
          -------------------------
Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

     8.4  Reconsideration of Denied Claim.
          -------------------------------

          (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty
     (30) days after filing a

Deferred Compensation Plan                                               Page 13
     request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

          (b) After such reconsideration request, the Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written and calculated in a manner reasonably expected to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension.

     8.5  Company to Supply Information.  To enable the  Committee to perform
          -----------------------------
its functions, the Company shall supply full and timely information to the Committee of all matters relating to the retirement, death or other cause for termination of employment of all Participants, and such other pertinent facts as the Committee may require.

                                  ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN

     9.1   Amendment.  The Board or the Committee may at any time amend the Plan
           ---------
by written instrument, notice of which is given to all Participants and to any Beneficiaries to whom a benefit is due. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

     9.2  Company's Right to Terminate.  Notwithstanding any other provision of
          ----------------------------
this plan; the Board or the Committee may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Company.

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

          (a)  Partial Termination.  The  Board or the Committee may partially
               -------------------
     terminate the Plan by not accepting any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

          (b)  Complete Termination.  The Board or the Committee may completely
               --------------------
     terminate the Plan by not accepting any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and the Company shall pay out each Account. Payment shall be made in a lump sum within sixty
     (60) days after the Board or the Committee terminates the Plan.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Unfunded Plan.  This plan is an unfunded plan maintained primarily to
           -------------
provide deferred compensation for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

     10.2  Unsecured General Creditor.  Participants and Beneficiaries shall be
           --------------------------
unsecured general creditors, with no secured or preferential right to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company in connection with this Plan shall remain its general, unpledged and unrestricted assets. Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

     10.3  Trust Fund.
           ----------

          (a) At its discretion, the Company may establish one or more trusts, with such trustees as the Committee may approve, for the purpose of providing for the payment of benefits owed under the Plan. Such trusts assets shall be held for payment of all the Company's general creditors in the event of insolvency or

Deferred Compensation Plan                                               Page 15
     bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

          (b) In the event of a Corporate Transaction, the Company shall establish such trust, if it has not already done so. Immediately after the Corporate Transaction the Company shall deposit an amount in the trust which will cause the value of the trust's assets to be no less than the sum of all Participant Accounts on the date of the Corporate Transaction. Thereafter, the trust shall be valued no less often than annually and the Company shall deposit any additional amounts necessary to cause the value of the trust's assets to equal or exceed the sum of all Participant Accounts on the date of the valuation.

     10.4 Nonassignability.  Neither a Participant nor any other person shall
          ----------------
have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     10.5 Not a Contract of Employment.  This Plan shall not constitute a
          ----------------------------
contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of Company to discipline or discharge a Participant at any time.

     10.6 Protective Provisions.  A Participant will cooperate with Company by
          ---------------------
furnishing any and all information and taking other actions as requested by Company in order to facilitate the administration of the Plan and the payment of benefits hereunder.

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

     10.7  Governing Law.  The provisions of this Plan shall be construed and
           -------------
interpreted according to the laws of the state of Washington, except as preempted by federal law.

     10.8  Validity.  In case any provision of this Plan shall be held illegal
           --------
or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     10.9  Notice.  Any notice required or permitted under the Plan shall be
           ------
sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Company's records.

     10.10 Successors.  The provisions of this Plan shall bind and inure to the
           ----------
benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

                                                                         Page 17